                                                                     Exhibit 4.2
================================================================================

                            W. R. BERKLEY CORPORATION

                                       TO

                        THE BANK OF NEW YORK, as Trustee


                    ----------------------------------------

                         THIRD SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED FEBRUARY 14, 2003
                            (SENIOR DEBT SECURITIES)

                           Dated as of August 24, 2004

                    ----------------------------------------

                          6.150% Senior Notes due 2019

                                TABLE OF CONTENTS

                                                                                                                Page
                                                                                                                ----
                                    ARTICLE I

                       Relation to Indenture; Definitions

   Section 1.1.        RELATION TO INDENTURE......................................................................1
   Section 1.2.        DEFINITIONS................................................................................1

                                   ARTICLE II

                            The Series of Securities

   Section 2.1.        TITLE OF THE SECURITIES....................................................................2
   Section 2.2.        LIMITATION ON AGGREGATE PRINCIPAL AMOUNT...................................................2
   Section 2.3.        PRINCIPAL PAYMENT DATE.....................................................................2
   Section 2.4.        INTEREST AND INTEREST RATES................................................................2
   Section 2.5.        PLACE OF PAYMENT...........................................................................3
   Section 2.6.        REDEMPTION.................................................................................3
   Section 2.7.        DENOMINATION...............................................................................5
   Section 2.8.        CURRENCY...................................................................................5
   Section 2.9.        FORM OF NOTES..............................................................................5
   Section 2.10.       REGISTRAR AND PAYING AGENT FOR THE NOTES...................................................5
   Section 2.11.       SINKING FUND OBLIGATIONS...................................................................5
   Section 2.12.       DEFEASANCE AND COVENANT DEFEASANCE.........................................................5
   Section 2.13.       PAYMENT OF TAXES...........................................................................5
   Section 2.14.       LIMITATION ON LIENS ON STOCK OF PRINCIPAL SUBSIDIARIES.....................................5
   Section 2.15.       LIMITATIONS ON ISSUE OR DISPOSITION OF COMMON STOCK OF PRINCIPAL SUBSIDIARIES..............6
   Section 2.16.       IMMEDIATELY AVAILABLE FUNDS................................................................6

                                   ARTICLE III

                            Miscellaneous Provisions

   Section 3.1.        TRUSTEE NOT RESPONSIBLE FOR RECITALS.......................................................6
   Section 3.2.        PAYMENT OF EXPENSES UPON RESIGNATION OR REMOVAL............................................7
   Section 3.3.        ADOPTION, RATIFICATION AND CONFIRMATION....................................................7
   Section 3.4.        COUNTERPARTS...............................................................................7
   Section 3.5.        GOVERNING LAW..............................................................................7

                            W. R. BERKLEY CORPORATION

                         THIRD SUPPLEMENTAL INDENTURE TO
                        INDENTURE DATED FEBRUARY 14, 2003
                            (SENIOR DEBT SECURITIES)

                                  $150,000,000

                          6.150% Senior Notes due 2019

            THIRD SUPPLEMENTAL INDENTURE, dated as of August 24, 2004 between W.
R. BERKLEY CORPORATION, a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a trust company organized under the laws of the State of New York, as Trustee (the "Trustee").

                                    RECITALS

            The Company has heretofore executed and delivered to the Trustee an indenture for senior debt securities, dated as of February 14, 2003 (the "Indenture"), providing for the issuance from time to time of series of the Company's Securities.

            Section 3.1 of the Indenture provides for various matters with respect to any series of Securities issued under the Indenture to be established in an indenture supplemental to the Indenture.

            Section 9.1(4) of the Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Indenture to establish the form or terms of Securities of any series as provided by Sections 2.1 and
3.1 of the Indenture.

            NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE WITNESSETH:

            For and in consideration of the premises and the issuance of the series of Securities provided for herein, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities of such series, as follows:

                                   ARTICLE I

                       RELATION TO INDENTURE; DEFINITIONS

            Section 1.1. RELATION TO INDENTURE. This Third Supplemental Indenture constitutes an integral part of the Indenture.

            Section 1.2. DEFINITIONS. For all purposes of this Third Supplemental Indenture:

            (a) Capitalized terms used herein without definition shall have the meanings specified in the Indenture;

            (b) All references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of this Third Supplemental Indenture; and

            (c) The terms "herein," "hereof," "hereunder" and other words of similar import refer to this Third Supplemental Indenture.

            (d) "Fair Value," when used with respect to Common Stock, means the fair value thereof as determined in good faith by the Board of Directors.

                                   ARTICLE II

                            THE SERIES OF SECURITIES

            Section 2.1. TITLE OF THE SECURITIES. There shall be a series of Securities designated the "6.150% Senior Notes due 2019" (the "Notes").

            Section 2.2. LIMITATION ON AGGREGATE PRINCIPAL AMOUNT. The aggregate principal amount of the Notes shall initially be limited to $150,000,000. The Company may, without the consent of the Holders of the Notes, issue additional Securities having the same interest rate, maturity date and other terms as described in the related prospectus supplement and prospectus. Any additional Securities, together with the Notes offered by the related prospectus supplement, will constitute a single series of Securities under the Indenture. No additional Securities may be issued if an Event of Default under the Indenture has occurred and is continuing with respect to the Securities.

            Section 2.3. PRINCIPAL PAYMENT DATE. The principal amount of the Notes outstanding (together with any accrued and unpaid interest) shall be payable in a single installment on August 15, 2019, which date shall be the Stated Maturity of the Notes Outstanding.

            Section 2.4. INTEREST AND INTEREST RATES. The rate of interest on each Note shall be 6.150% per annum, accruing from August 24, 2004, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, payable semiannually in arrears on February 15 and August 15 of each year commencing February 15, 2005 until the principal thereof shall have become due and payable, and until the principal thereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the actual number of days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on any Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). The interest installment so payable in respect of any Note, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on February 1 or August 1 prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for in respect of any Note shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name such Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            Section 2.5. PLACE OF PAYMENT. The Place of Payment where the Notes may be presented or surrendered for payment, where the Notes may be surrendered for registration of transfer or exchange and where notices and demand to or upon the Company in respect of the Notes and the Indenture may be served shall be the Corporate Trust Office of the Trustee.

            Section 2.6. REDEMPTION.

            (a) The Company may redeem the Notes, in whole or in part, at any time at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed or (ii) an amount, as determined by an Independent Investment Banker, equal to the sum of the present values of the remaining scheduled payments of principal of and interest on the securities to be redeemed (not including any portion of such payments of interest accrued as of the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points, plus, in either of the above cases, accrued and unpaid interest thereon to, but not including, the Redemption Date.

            (b) For the purposes of this Section 2.6,

            "Adjusted Treasury Rate" means, with respect to any Redemption Date:

            - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue. If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or

            - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

            The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("Remaining Life").

            "Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

            "Reference Treasury Dealer" means:

            - each of Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. and their respective successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and

            -     any other Primary Treasury Dealer selected by the Company.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City Time, on the third Business Day preceding such Redemption Date.

            The Company will mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of the notes to be redeemed. If less than all of the notes are to be redeemed, the trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the notes to be redeemed in whole or in part.

            Unless the Company defaults in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the notes or portions thereof called for redemption.

            Section 2.7. DENOMINATION. The Notes shall be issuable only in registered form without coupons and in denominations of $1,000 and integral multiples thereof.

            Section 2.8. CURRENCY. Principal and interest on the Notes shall be payable in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts.

            Section 2.9. FORM OF NOTES. The Notes shall be substantially in the form attached as EXHIBIT A hereto.

            Section 2.10. REGISTRAR AND PAYING AGENT FOR THE NOTES. The Trustee shall serve initially as Registrar and Paying Agent for the Notes.

            Section 2.11. SINKING FUND OBLIGATIONS. The Company has no obligation to redeem or purchase any Notes pursuant to any sinking fund or analogous requirement or upon the happening of a specified event or at the option of a Holder thereof.

            Section 2.12. DEFEASANCE AND COVENANT DEFEASANCE. The Company has elected to have both Section 4.2(2) of the Indenture (relating to defeasance) and Section 4.2(3) (relating to covenant defeasance) applied to the Notes.

            Section 2.13. PAYMENT OF TAXES. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and lawful claims for labor, materials and supplies, which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or governmental charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.

            Section 2.14. LIMITATION ON LIENS ON STOCK OF PRINCIPAL SUBSIDIARIES. The Company will not, and it will not permit any Subsidiary of the Company to, at any time directly or indirectly create, assume, incur or permit to exist any Indebtedness secured by a pledge, lien or other encumbrance (any pledge, lien or other encumbrance being hereinafter in this Section referred to as a "lien") on the voting securities of Principal Subsidiaries, or the voting securities of a Subsidiary that owns, directly or indirectly, the voting securities of any of the Principal Subsidiaries without making effective provision whereby the Notes then Outstanding (and, if the Company so elects, any other Indebtedness of the Company that is not subordinate to the Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated or required, to provide such security) shall be equally and ratably secured with such secured Indebtedness so long as such other Indebtedness shall be secured. For purposes of this Section 2.14 only, "Indebtedness", in addition to those items specified in Section 1.1 of the Indenture, shall include any obligation of, or any such obligation guaranteed by, any Person for the payment of amounts due under a swap agreement or other similar instrument or agreement or foreign currency hedge exchange or similar instrument or agreement.

            If the Company shall hereafter be required to secure the Notes equally and ratably with any other Indebtedness pursuant to this Section, (i) the Company will promptly deliver to the Trustee an Officer's Certificate stating that the foregoing covenant has been complied with, and an Opinion of Counsel stating that in the opinion of such counsel the foregoing covenant has been complied with and that any instruments executed by the Company or any Subsidiary of the Company in the performance of the foregoing covenant comply with the requirements of the foregoing covenant and (ii) the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable it to enforce the rights of the holders of the Notes so secured.

            Section 2.15. LIMITATIONS ON ISSUE OR DISPOSITION OF COMMON STOCK OF PRINCIPAL SUBSIDIARIES. As long as any of the Notes remain outstanding, the Company will not, and will not permit any Subsidiary to, issue, sell, assign, transfer or otherwise dispose of, directly or indirectly, any of the Common Stock of any Principal Subsidiary (except to the Company or to one or more Subsidiaries or for the purpose of qualifying directors); provided, however, that this covenant shall not apply if (i) the issuance, sale, assignment, transfer or other disposition is required to comply with the order of a court or regulatory authority of competent jurisdiction, other than an order issued at the request of the Company or of one of its Subsidiaries; (ii) the entire Common Stock of a Principal Subsidiary then owned by the Company or by its Subsidiaries is disposed of in a single transaction or in a series of related transactions, for consideration consisting of cash or other property which is at least equal to the Fair Value of such Common Stock; or (iii) after giving effect to the issuance, sale, assignment, transfer or other disposition, the Company and its Subsidiaries would own directly or indirectly at least 80% of the issued and outstanding Common Stock of such Principal Subsidiary and such issuance, sale, assignment, transfer or other disposition is made for consideration consisting of cash or other property which is at least equal to the Fair Value of such Common Stock.

            Section 2.16. IMMEDIATELY AVAILABLE FUNDS. All payments of principal and interest shall be made in immediately available funds.

                                  ARTICLE III

                            MISCELLANEOUS PROVISIONS

            Section 3.1. TRUSTEE NOT RESPONSIBLE FOR RECITALS. The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture.

            Section 3.2. PAYMENT OF EXPENSES UPON RESIGNATION OR REMOVAL. Upon termination of this Third Supplemental Indenture or the Indenture or the removal or resignation of the Trustee, unless otherwise stated, the Company shall pay to the Trustee all amounts accrued to the date of such termination, removal or resignation.

            Section 3.3. ADOPTION, RATIFICATION AND CONFIRMATION. The Indenture, as supplemented and amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

            Section 3.4. COUNTERPARTS. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

            Section 3.5. GOVERNING LAW. THIS THIRD SUPPLEMENTAL INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

            IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed on the day and year first above written.

                                         W. R. BERKLEY CORPORATION

                                         By:___________________________
                                             Name:
                                             Title:





                                         THE BANK OF NEW YORK, as Trustee

                                         By:___________________________
                                              Name:
                                              Title:

                                                                       EXHIBIT A

                             (FORM OF FACE OF NOTE)

            This Note is a global Note within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depository or a nominee of a Depository. This Note is exchangeable for Securities registered in the name of a person other than the Depository or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Note (other than a transfer of this Note as a whole by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or another nominee of the Depository) may be registered except in limited circumstances.

            Unless this Note is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any Note issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

Certificate No. 3                                                   $150,000,000
Dated: August 24, 2004                                       CUSIP No. 084423AL6

                            W. R. BERKLEY CORPORATION

                          6.150% Senior Notes due 2019

            W. R. BERKLEY CORPORATION, a Delaware corporation (the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO. or registered assigns, the principal sum of ONE HUNDRED FIFTY MILLION DOLLARS AND NO CENTS ($150,000,000.00) on August 15, 2019. The Company further promises to pay interest on said principal sum outstanding from August 24, 2004, or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, semiannually (subject to deferral as set forth herein) in arrears on February 15 and August 15 of each year commencing February 15, 2005 at the rate of 6.150% per annum, until the principal hereof shall have become due and payable and, until the principal hereof is paid or duly provided for or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any partial period shall be computed on the basis of the number of actual days elapsed in a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on this Note is not a Business Day, then payment of interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay). A "Business Day," with respect to any Place of

Payment or other location, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in such Place of Payment or other location are authorized or obligated by law, regulation or executive order to close. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on February 1 or August 1 prior to such Interest Payment Date. Any such interest installment not punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date to be fixed by the Trustee for the payment of such Defaulted Interest, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which this Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

            The principal of (and premium, if any) and the interest on this Note shall be payable at the office or agency of the Company maintained for that purpose in the United States in such coin or currency of the United States of America that at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the registered Holder at such address as shall appear in the Security Register. Notwithstanding the foregoing, so long as the Holder of this Note is Cede & Co., the payment of the principal of (and premium, if any) and interest on this Note will be made at such place and to such account as may be designated by Cede & Co. All payments of principal and interest hereunder shall be made in immediately available funds.

            Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid for any purpose.

            IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

                                         W. R. BERKLEY CORPORATION



                                         By:_______________________________
                                              Name:
                                             Title:




                          CERTIFICATE OF AUTHENTICATION

            This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

Dated:  August 24, 2004

THE BANK OF NEW YORK,
as Trustee

By:_____________________________
     Authorized Signatory

                            (FORM OF REVERSE OF NOTE)

            This Note is one of a duly authorized issue of securities of the Company, designated as its 6.150% Senior Notes due 2019 (herein referred to as the "Securities"), issued under and pursuant to an Indenture, dated as of February 14, 2003 between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), as supplemented by the Third Supplemental Indenture dated as of August 24, 2004, between the Company and the Trustee (the Indenture as so supplemented, the "Indenture"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                  All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


                  The Company may redeem the Securities, in whole or in part, at any time at a Redemption Price equal to the greater of (i) 100% of the principal amount of such Securities to be redeemed or (ii) an amount, as determined by an Independent Investment Banker, the sum of the present values of the remaining scheduled payments of principal of and interest thereon on the securities to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus 30 basis points, plus, in either of the above cases, accrued and unpaid interest thereon to the Redemption Date.

            "Adjusted Treasury Rate" means, with respect to any Redemption Date:

            - the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" published by the Board of Governors of the Federal Reserve System (or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity) under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue. If no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month; or

            - if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semiannual equivalent yield to maturity of the

                  Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

            The Adjusted Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.

            "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the securities to be redeemed that would be used, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such securities ("Remaining Life").

            "Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (ii) if the Independent Investment Banker obtains fewer than three such Reference Treasury Dealer Quotations, the average of all such quotations.

            "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by us.

            "Reference Treasury Dealer" means:

            - each of Morgan Stanley & Co. Incorporated and Deutsche Bank Securities Inc. and their respective successors; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in the United States (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer; and

            -     any other Primary Treasury Dealer selected by the Company.

            "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 5:00 p.m., New York City Time, on the third Business Day preceding such Redemption Date.

            The Company will mail a notice of redemption at least 30 days but not more than 60 days before the Redemption Date to each holder of the securities to be redeemed. If less than all of the securities are to be redeemed, the Trustee will select, by such method as it will deem fair and appropriate, including pro rata or by lot, the securities to be redeemed in whole or in part.

            Unless we default in payment of the Redemption Price, on and after the Redemption Date, interest will cease to accrue on the securities or portions thereof called for redemption.

            If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions for satisfaction, discharge and defeasance at any time of the entire indebtedness of this Note upon compliance by the Company with certain conditions set forth in the Indenture.

            The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities of each series at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note. No reference herein to the Indenture and no provision of this Note or of the Indenture (other than Section 4.2 of the Indenture) shall alter or impair the obligation of the Company to pay the principal and interest on the Note at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office or agency of the Company maintained under Section 10.2 of the Indenture duly endorsed by, or accompanied by a written instrument of transfer, in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his or her attorney duly authorized in writing, and thereupon one or more new Securities of this series, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            This global Note is exchangeable for Securities in definitive form only under certain limited circumstances set forth in the Indenture. Securities of this series so issued are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations herein and therein set forth, Securities of this series so issued are exchangeable for a like aggregate principal amount of Securities of this series of a different authorized denomination, as requested by the Holder surrendering the same.

            The Company and, by its acceptance of this Note or a beneficial interest therein, the Holder of, and any Person that acquires a beneficial interest in, this Note agree that for United States federal, state and local tax purposes it is intended that this Note constitute indebtedness.

            THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THE SECURITIES WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.